    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 2000

                                                      REGISTRATION NO. 333-44290
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                               AMENDMENT NO. 1
                                      TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              TRENWICK GROUP LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              BERMUDA                                6719                            NOT APPLICABLE
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                            ------------------------
                              CONTINENTAL BUILDING
                                25 CHURCH STREET
                                 HAMILTON HM 12
                                    BERMUDA
                                 (441) 292-3339
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                COLEMAN D. ROSS
               EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                              TRENWICK GROUP LTD.
                              CONTINENTAL BUILDING
                                25 CHURCH STREET
                                 HAMILTON HM 12
                                    BERMUDA
                                 (441) 292-3339
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                JAMES R. CAMERON, ESQ.                                RICHARD W. SHEPRO, ESQ.
                   BAKER & MCKENZIE                                     MAYER, BROWN & PLATT
                   805 THIRD AVENUE                                   190 SOUTH LASALLE STREET
               NEW YORK, NEW YORK 10022                               CHICAGO, ILLINOIS 60603

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective and all other conditions of the business combination of Trenwick Group Inc. and LaSalle Re Holdings Limited under the Registrant pursuant to the Agreement, Schemes of Arrangement and Plan of Reorganization described in the enclosed joint proxy statement/prospectus have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                       AMOUNT TO BE        PROPOSED MAXIMUM            PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED(1)  REGISTERED(2)   OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE(3)
-----------------------------------------------------------------------------------------------------------------------------
Common Shares, par value $.10 per share (including
  associated Rights)(5)...                             36,743,467           (3)                         $708,045,467.80
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------  -------------------
-----------------------------------------------------  -------------------
                                                            AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED(1)  REGISTRATION FEE(4)
-----------------------------------------------------  -------------------
Common Shares, par value $.10 per share (including
  associated Rights)(5)...                                 $186,924.00
----------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to the common shares, par value $.10 per share, of the Registrant estimated to be issuable in connection with the business combination.

(2) The number of Trenwick Group Ltd. common shares to be registered pursuant to this Registration Statement is based on the maximum number of Trenwick Group Ltd. common shares estimated to be issuable to holders of Trenwick common stock, LaSalle Re Holdings Limited common shares and LaSalle Re Limited exchangeable non-voting common shares upon the effectiveness of the business combination under the terms of the business combination agreement which represents that number of shares of Trenwick common stock, LaSalle common shares and LaSalle Re exchangeable non-voting common shares (other than those owned by LaSalle), expected to be outstanding immediately prior to the effective time of the business combination, multiplied by the exchange ratio of one Trenwick Group Ltd. common share for each share of Trenwick common stock, LaSalle common share and LaSalle Re exchangeable non-voting common share.

(3) The estimated registration fees have been computed pursuant to Rule 457(f)(1) and 457(c) under the Securities Act and estimated solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the sum of (a) the product of (x) $19.6875, the average of the high and low sales prices per share of Trenwick common stock on the New York Stock Exchange, Inc. Composite Transaction Tape on August 17, 2000, multiplied by (y) 16,288,082, the total number of shares of Trenwick common stock to be exchanged pursuant to the terms of the business combination agreement and (b) the product of (x) $18.9375, the average of the high and low sales prices per share of LaSalle common shares on the New York Stock Exchange, Inc. Composite Transaction Tape on August 17, 2000, multiplied by (y) 20,455,385, the total number of LaSalle common shares and LaSalle Re exchangeable non-voting common shares to be exchanged pursuant to the terms of the business combination agreement.

(4) This fee has been calculated pursuant to Rule 457(f) under the Securities Act as .0264 of one percent of $708,045,467.80, the proposed maximum aggregate offering price. Pursuant to Rule 457(b) under the Securities Act, the amount of the registration fee has been reduced by $103,787.51, the amounts paid to the Securities and Exchange Commission on July 5, 2000 ($6,545.92), May 17, 2000 ($9,456.25) and March 20, 2000 ($87,785.34) with respect to this transaction. The difference of $83,136.49 is being paid herewith.

(5) Includes associated Rights to purchase one one-hundredth of a share of Trenwick Group Ltd. Series A First Preference Shares, par value $.10 per share. Until the occurrence of certain prescribed events, the Rights are not exercisable. The Rights are evidenced by the certificates representing Trenwick Group Ltd. common shares and will be transferred only with such shares.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company against (a) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (b) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud and dishonesty.

     The Bye-laws of Trenwick Group Ltd. provide for the indemnity of its officers and directors as well as their heirs, executors and administrators to the fullest extent permitted by law. Bermuda law does not permit indemnification of a person who is or may be found guilty of fraud or dishonesty.

     The Bye-laws of Trenwick Group Ltd. also provide that all reasonable expenses (including attorneys' fees) incurred by or on behalf of an officer or director of Trenwick Group Ltd. in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Trenwick Group Ltd. in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Trenwick Group Ltd. pursuant to Bermuda law.

     The Bye-laws of Trenwick Group Ltd. also provide that an officer or director of Trenwick Group Ltd. shall not be personally liable to Trenwick Group Ltd. or its shareholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent that such limitation is prohibited by Bermuda law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
-------                      -------------------
2.1      Amended and Restated Agreement, Schemes of Arrangement and
         Plan of Reorganization, dated as of March 20, 2000, by and among LaSalle Re Holdings Limited, LaSalle Re Limited,
         Trenwick Group Inc. and Gowin Holdings International Limited
         (included as Appendix A to the Joint Proxy
         Statement/Prospectus contained in this Registration
         Statement).*
2.2      Amendment No. 1 to Amended and Restated Agreement, Schemes
         of Arrangement and Plan of Reorganization, dated as of June
         28, 2000, by and among LaSalle Re Holdings Limited, LaSalle
         Re Limited, Trenwick Group Inc. and Trenwick Group Ltd.
         (formerly known as Gowin Holdings International Limited)
         (included as Appendix B to the Joint Proxy
         Statement/Prospectus contained in this Registration
         Statement).*
3.1      Memorandum of Association of Gowin Holdings International
         Limited, dated as of December 10, 1999, as amended.*
3.2(a)   Certificate of Incorporation for Gowin Holdings
         International Limited, dated December 14, 1999.*
3.2(b)   Certificate of Incorporation on Change of Name from Gowin
         Holdings International Limited to Trenwick Group Ltd., dated as of March 27, 2000.*
3.3      Bye-laws of Trenwick Group Ltd.*
4.1      See Exhibits 3.1 through 3.3 for provisions of the
         Memorandum of Association and Bye-laws of Trenwick Group
         Ltd. defining the rights of holders of common shares of
         Trenwick Group Ltd.*

EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
-------                      -------------------
4.2      Specimen Trenwick Group Ltd. common share certificate.*
4.3      Form of Rights Agreement, by and among Trenwick Group Ltd.
         and First Chicago Trust Company of New York.*
5.1      Opinion of Appleby Spurling & Kempe regarding the validity of securities being offered hereby.*
8.1      Opinion of Baker & McKenzie regarding certain U.S. federal income tax matters.*
8.2      Opinion of Baker & McKenzie regarding certain U.K. tax
         consequences.*
8.3      Opinion of Mayer, Brown & Platt regarding certain federal
         income tax matters.*
8.4      Opinion of Appleby Spurling & Kempe regarding certain
         Bermuda tax matters.*
23.1     Consent of PricewaterhouseCoopers LLP.*
23.2     Consent of Deloitte & Touche.*
23.3     Consent of KPMG.*
23.4     Consent of Appleby Spurling & Kempe (included in Exhibits
         5.1 and 8.4).
23.5     Consent of Baker & McKenzie (included in Exhibits 8.1 and
         8.2).*
23.6     Consent of Mayer, Brown & Platt (included in Exhibit 8.3).
24.1     Powers of Attorney (included on Pages II-4 and II-5 of this
         Registration Statement).*
99.1     Form of Trenwick Group Inc. Proxy (included as the
         antepenultimate document of Part I of this Registration
         Statement).*
99.2     Form of LaSalle Re Holdings Limited Proxy (included as the penultimate document of Part I of this Registration
         Statement).*
99.3     Form of LaSalle Re Limited Proxy (included as the last
         document of Part I of this Registration Statement).*
99.4     Trenwick Stock Option Agreement, dated December 19, 1999,
         between Trenwick Group Inc. and LaSalle Re Holdings Limited
         (included as Appendix D to the Joint Proxy
         Statement/Prospectus contained in this Registration
         Statement).*
99.5     LaSalle Stock Option Agreement dated as of December 19,
         1999, between Trenwick Group Inc. and LaSalle Re Holdings
         Limited (included as Appendix E to the Joint Proxy
         Statement/ Prospectus contained in this Registration
         Statement).*
99.6     Consent of Donaldson, Lufkin & Jenrette Securities
         Corporation.*
99.7     Consent of Lazard Freres & Co. LLC.
99.8     Consent of Salomon Smith Barney Inc.

* Previously filed.

     (b) All financial statement schedules of Trenwick Group Inc. and LaSalle Re Holdings Limited which are required to be included herein are included in the Annual Report of Trenwick Group Inc. on Form 10-K for the year ended December 31, 1999 (File No. 1-15389) or the Amended Annual Report of LaSalle Re Holdings Limited on Form 10-K/A for the year ended September 30, 1999 (File No. 1-12823), respectively, which are incorporated herein by reference.

     (c) The opinions of Donaldson, Lufkin & Jenrette Securities Corporation, Lazard Freres & Co. LLC and Salomon Smith Barney Inc. are included as Appendices F, G and H, respectively, to the Joint Proxy Statement/Prospectus contained in this Registration Statement.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (5) That every prospectus: (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda on the day of August 23, 2000.

                                          TRENWICK GROUP LTD.

                                          By: /s/  JAMES F. BILLETT, JR.
                                            ------------------------------------
                                              James F. Billett, Jr., Chairman of
                                              the Board,
                                              President and Chief Executive
                                              Officer

                            ------------------------
     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                    TITLE                         DATE
                ---------                                    -----                         ----
        /s/ JAMES F. BILLETT, JR.             Chairman of the Board, President and    August 23, 2000
------------------------------------------    Chief Executive Officer and Director
          James F. Billett, Jr.

           /s/ COLEMAN D. ROSS                 Executive Vice President and Chief     August 23, 2000
------------------------------------------             Financial Officer
             Coleman D. Ross

            /s/ ALAN L. HUNTE                     Vice President and Treasurer        August 23, 2000
------------------------------------------
              Alan L. Hunte

                    *                                       Director                  August 23, 2000
------------------------------------------
            W. Marston Becker

                    *                                       Director                  August 23, 2000
------------------------------------------
             Anthony S. Brown

                    *                                       Director                  August 23, 2000
------------------------------------------
             Richard E. Cole

                SIGNATURE                                    TITLE                         DATE
                ---------                                    -----                         ----
                  *                                         Director                  August 23, 2000
------------------------------------------
           Robert M. DeMichele

                  *                                         Director                  August 23, 2000
------------------------------------------
            Robert V. Deutsch

                  *                                         Director                  August 23, 2000
------------------------------------------
                Neil Dunn

                  *                                         Director                  August 23, 2000
------------------------------------------
          Clement S. Dwyer, Jr.

                  *                                         Director                  August 23, 2000
------------------------------------------
            Frank E. Grzelecki

                  *                                         Director                  August 23, 2000
------------------------------------------
            P. Anthony Jacobs

                  *                                         Director                  August 23, 2000
------------------------------------------
             Peter J. Rackley

                  *                                         Director                  August 23, 2000
------------------------------------------
            Joseph D. Sargent

                  *                                         Director                  August 23, 2000
------------------------------------------
           Frederick D. Watkins

                  *                                         Director                  August 23, 2000
------------------------------------------
            Stephen R. Wilcox

            /s/ ALAN L. HUNTE                   Authorized Representative in the      August 23, 2000
------------------------------------------               United States
              Alan L. Hunte


------------------------------------------

            /s/ ALAN L. HUNTE
*  by: -----------------------------------
             (Attorney-In-Fact)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                         EXHIBIT DESCRIPTION
-------                        -------------------
   2.1     Amended and Restated Agreement, Schemes of Arrangement and
           Plan of Reorganization, dated as of March 20, 2000, by and among LaSalle Re Holdings Limited, LaSalle Re Limited,
           Trenwick Group Inc. and Gowin Holdings International Limited
           (included as Appendix A to the Joint Proxy
           Statement/Prospectus contained in this Registration
           Statement).*
   2.2     Amendment No. 1 to Amended and Restated Agreement, Schemes
           of Arrangement and Plan of Reorganization, dated as of June
           28, 2000, by and among LaSalle Re Holdings Limited, LaSalle
           Re Limited, Trenwick Group Inc. and Trenwick Group Ltd.
           (formerly known as Gowin Holdings International Limited)
           (included as Appendix B to the Joint Proxy
           Statement/Prospectus contained in this Registration
           Statement).*
   3.1     Memorandum of Association of Gowin Holdings International
           Limited, dated as of December 10, 1999, as amended.*
   3.2(a)  Certificate of Incorporation for Gowin Holdings
           International Limited, dated December 14, 1999.*
   3.2(b)  Certificate of Incorporation on Change of Name from Gowin
           Holdings International Limited to Trenwick Group Ltd., dated as of March 27, 2000.*
   3.3     Bye-laws of Trenwick Group Ltd.*
   4.1     See Exhibits 3.1 through 3.3 for provisions of the
           Memorandum of Association and Bye-laws of Trenwick Group
           Ltd. defining the rights of holders of common shares of
           Trenwick Group Ltd.*
   4.2     Specimen Trenwick Group Ltd. common share certificate.
   4.3     Form of Rights Agreement, by and among Trenwick Group Ltd.
           and First Chicago Trust Company of New York.*
   5.1     Opinion of Appleby Spurling and Kempe regarding the validity of securities being offered hereby.*
   8.1     Opinion of Baker & McKenzie regarding certain U.S. federal income tax matters.*
   8.2     Opinion of Baker & McKenzie regarding certain U.K. tax
           consequences.*
   8.3     Opinion of Mayer, Brown & Platt regarding certain federal
           income tax matters.*
   8.4     Opinion of Appleby Spurling & Kempe regarding certain
           Bermuda tax matters.*
  23.1     Consent of PricewaterhouseCoopers LLP.*
  23.2     Consent of Deloitte & Touche.*
  23.3     Consent of KPMG.*
  23.4     Consent of Appleby Spurling & Kempe (included in Exhibits
           5.1 and 8.4).*
  23.5     Consent of Baker & McKenzie (included in Exhibits 8.1 and
           8.2).*
  23.6     Consent of Mayer, Brown & Platt (included in Exhibit 8.3).
  24.1     Powers of Attorney (included on Pages II-4 and II-5 of this
           Registration Statement).*
  99.1     Form of Trenwick Group Inc. Proxy (included as the
           antepenultimate document of Part I of this Registration
           Statement).*
  99.2     Form of LaSalle Re Holdings Limited Proxy (included as the penultimate document of Part I of this Registration
           Statement).*
  99.3     Form of LaSalle Re Limited Proxy (included as the last
           document of Part I of this Registration Statement).*

EXHIBIT
NUMBER                         EXHIBIT DESCRIPTION
-------                        -------------------
  99.4     Trenwick Stock Option Agreement, dated December 19, 1999,
           between Trenwick Group Inc. and LaSalle Re Holdings Limited
           (included as Appendix D to the Joint Proxy Statement/
           Prospectus contained in this Registration Statement).*
  99.5     LaSalle Stock Option Agreement dated as of December 19,
           1999, between Trenwick Group Inc. and LaSalle Re Holdings
           Limited (included as Appendix E to the Joint Proxy
           Statement/ Prospectus contained in this Registration
           Statement).*
  99.6     Consent of Donaldson, Lufkin & Jenrette Securities
           Corporation.*
  99.7     Consent of Lazard Freres & Co. LLC.
  99.8     Consent of Salomon Smith Barney Inc.

* Previously filed.